                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT


                                  -------------

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): March 27, 2002


                              SL GREEN REALTY CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




                                    Maryland
                            (STATE OF INCORPORATION)


        1-13199                                                13-3956775
(COMMISSION FILE NUMBER)                               (IRS EMPLOYER ID. NUMBER)


                              420 Lexington Avenue                  10170
                               New York, New York                 (ZIP CODE)
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                 (212) 594-2700
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)



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ITEM 5.    OTHER EVENTS

         On May 15, 2002, SL Green Realty Corp. ("SL Green") completed the acquisition of 1515 Broadway, New York, New York for an aggregate purchase price of $483.5 million.

         The property was owned by 1515 Broadway Associates, L.P., whose general partner was an affiliate of The Equitable Life Assurance Society of the United States. The acquisition was accomplished through a prepackaged bankruptcy reorganization by the 1515 Broadway partnership, to which the parties have consented. The property is being acquired in a joint venture with SITQ Immobilier, with SL Green retaining an approximate 55% interest in the asset.

         Located in the heart of New York's Times Square and within walking distance of Manhattan's main transportation hubs, 1515 Broadway is a 1.75 million square foot, 54-story office tower located on Broadway between 44th and 45th Streets. It is the headquarters of Viacom, Inc., one of the world's leading media and entertainment companies, whose holdings include franchise brands CBS, MTV Networks (Nickelodeon, MTV and VH1), Paramount Pictures, Showtime Networks and Infinity Broadcasting.

         1515 Broadway is being acquired at a cost of approximately $274 per square foot. The property is 98.2% leased, with current market rents for office space at a 34% premium to fully escalated in-place rents. The initial cash NOI yield of the transaction is approximately 8.2%.

         A copy of the contribution agreement was attached as exhibit 10.1 to the Form 10-Q filed with the Securities and Exchange Commission on April 30, 2002.




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ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         Financial statements and pro forma financial information pursuant to Rule 3-05 of Regulation S-X are currently being prepared. SL Green expects to file such financial statements and information under cover of Form 8-K/A as soon as practicable.

(C)      EXHIBITS

         None





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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   SL GREEN REALTY CORP.



                                   By: /s/ Thomas E. Wirth
                                      -----------------------------------------
                                      Thomas E. Wirth
                                      Executive Vice President, Chief Financial
                                      Officer


Date:  May 16, 2002



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